UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 19, 2010
Date of Report (date of earliest event reported)

______________________

Sigma Designs, Inc.
(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd
Milpitas, California  95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, Sigma Designs, Inc. (the “Company”) announced the appointment of Sal Cobar to serve as its Vice President of Worldwide Sales effective April 19, 2010.  From April 2007 to April 2010, Mr. Cobar served as Vice President of Worldwide Sales of Silicon Image, a developer of secure cores for high definition display and distribution for the television, set-top box and consumer markets. Prior to that appointment and since April 2001, Mr. Cobar served as Silicon Image’s Senior Director, Strategic Accounts and Americas Sales, where he was instrumental in developing and spearheading Silicon Image’s overall strategic account sales initiatives as well as leading the Americas sales team of Silicon Image. Prior to joining Silicon Image, Mr. Cobar held several strategic sales and marketing positions during his 12-year tenure at Sun Microsystems. In those positions, Mr. Cobar had management and executive responsibilities for engineering, operations and the creation and execution of new markets for network-based thin client technology. In June 1980, Mr. Cobar joined Xerox Corporation for nine years driving multiple engineering and operations initiatives. Mr. Cobar is 55 years old and earned a bachelor’s degree in systems engineering from California State University, San Jose and a master’s degree in marketing from Golden Gate University, San Francisco.

Mr. Cobar’s initial annual base salary will be $200,000.  Mr. Cobar is eligible to receive a sales commission bonus with a target amount of $200,000, of which $100,000 is guaranteed.  To the extent sales exceed the target amount, Mr. Cobar’s bonus amount will be increased.  The Compensation Committee has approved a grant to Mr. Cobar of an option to purchase 80,000 shares of the Company’s common stock effective as of April 19, 2010.  The option’s exercise price is $11.74 per share which equals the fair market value of the common stock, or the closing price of the Company’s common stock on the Nasdaq National Market, on April 19, 2010.  The option will vest over five years, with twenty percent of the shares vesting on the first anniversary of Mr. Cobar’s appointment and 1/60th of the shares vesting each month thereafter.

On April 19, 2010, the Company also announced a reorganization of the Company’s operations, including the launch of two new strategic business groups, the Media Processor Business Group and the Home Connectivity Business Group.  While the primary responsibilities of Kenneth Lowe, the Company’s Vice President, Strategic Marketing, and Jacques Martinella, the Company’s Vice President, Engineering, will remain unchanged, in light of this restructuring, each of Messrs. Lowe and Martinella are no longer serving in an executive officer capacity.  Also in connection with this reorganization, David Lynch, formerly the Company’s Senior Vice President of Sales & Marketing, was appointed to serve as the Vice President and General Manager of the Media Processor Business Group.  Accordingly, Mr. Lynch is no longer serving in an executive officer capacity.  The reorganization was effective on April 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2010		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

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